UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2006

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

                     000-50539                                                                                  91-0232000

           (Commission File Number)                                                           (IRS Employer Identification No.)

         10 N. Post St., Suite 610, Spokane, WA                                                       99201

               (Address of Principal Executive Offices)                                                    (Zip Code)

(509) 838-1213

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2006, Matthew F. Russell resigned from his position as Executive Vice President and Chief Operating Officer of Idaho General Mines, Inc. (the “Company”).  Mr Russell has resigned to accept a position with another company.

Robert L. Russell, President and CEO, will at this time assume the responsibilities formerly performed by the COO position. Reporting to Mr. Russell, in addition to Mr. Henry A. Miller who joined the Company in April 2006 as Executive Vice President, CFO and Senior Counsel, will be Mr. James J. Moore, Director of Projects. Mr. Paul Valenti has also recently joined the Company as General Manager, Nevada Operations and currently reports to Mr Moore. Mr. Miller has had many years of experience with “fortune five hundred companies” in the mining area, and Mr. Valenti and Mr. Moore each have more than 25 years of engineering and senior management experience in building and operating large mines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

(Registrant)

Date:  July 6, 2006

By:   /s/ Robert L. Russell

        Robert L. Russell

        President and Chief Executive Officer